     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2002
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               AGERE SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   3674                                  22-3746606
      (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                 Identification Number)

                              555 UNION BOULEVARD
                         ALLENTOWN, PENNSYLVANIA 18109
                                 (610) 712-4323
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JEAN F. RANKIN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               AGERE SYSTEMS INC.
                              555 UNION BOULEVARD
                         ALLENTOWN, PENNSYLVANIA 18109
                                 (610) 712-4323
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                WILLIAM J. WHELAN, III, ESQ.                                JEREMIAH L. THOMAS, III, ESQ.
                  CRAVATH, SWAINE & MOORE                                     SIMPSON THACHER & BARTLETT
                      WORLDWIDE PLAZA                                            425 LEXINGTON AVENUE
                     825 EIGHTH AVENUE                                         NEW YORK, NEW YORK 10017
                  NEW YORK, NEW YORK 10019                                          (212) 455-2000
                       (212) 474-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-81632

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                          AGGREGATE OFFERING                AMOUNT OF
                SECURITIES TO BE REGISTERED                             PRICE(1)                  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Convertible Subordinated Notes due 2009.....................
Class A Common Stock (including Preferred Stock Purchase
  Rights(2))................................................              (3)                           (4)
Total.......................................................          $32,812,000                      $3,019
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(o) of the Securities Act. The proposed maximum aggregate offering price includes amounts attributable to notes that the underwriters may purchase to cover over-allotments, if any.
(2) Rights initially will trade together with the Class A common stock. The value attributable to the rights, if any, is reflected in the market price of the Class A common stock.
(3) Includes an indeterminable number of shares of Class A common stock that may be issuable upon conversion of notes. Pursuant to Rule 416 of the Securities Act, the number of shares of Class A common stock registered hereby shall include an indeterminate number of additional shares of Class A common stock that may be issuable as a result of stock splits, stock dividends or similar transactions. Any shares of Class A common stock issued upon conversion of the notes will be issued for no additional consideration.
(4) Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of Class A common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion right.

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

                                EXPLANATORY NOTE

     This registration statement is being filed in order to register an additional principal amount of convertible subordinated notes and additional shares of Class A common stock of Agere Systems Inc. for offering pursuant to Rule 462(b) under the Securities Act of 1933. A Registration Statement on Form S-3 (File No. 333-81632, as amended (the "Prior Registration Statement")), was declared effective by the Securities and Exchange Commission on June 13, 2002. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                 CERTIFICATION

     Agere hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $3,019 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on June 14, 2002); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank by no later than June 14, 2002.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     All the exhibits filed with or incorporated by reference in Registration No. 333-81632 are incorporated by reference into, and shall be deemed part of, this registration statement,except:

Exhibits.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
5        Opinion of Cravath, Swaine & Moore as to legality of the
         notes and common stock being registered
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Cravath, Swaine & Moore (contained in Exhibit 5)
24.1     Power of Attorney filed as Exhibit 24.1 to Registration
         Statement No. 333-81632 is hereby incorporated by reference

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Allentown, State of Pennsylvania, on June 13, 2002.

                                          AGERE SYSTEMS INC.

                                          By:    /s/ MARK T. GREENQUIST
                                            ------------------------------------
                                                     Mark T. Greenquist
                                            Title: Executive Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 13, 2002.

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                            President, Chief Executive Officer and Director
---------------------------------------------------            (Principal Executive Officer)
                  John T. Dickson

              /s/ MARK T. GREENQUIST                   Executive Vice President and Chief Financial
---------------------------------------------------                       Officer
                Mark T. Greenquist                           (Principal Financial Officer and
                                                               Principal Accounting Officer)

                         *                                               Director
---------------------------------------------------
                  Rajiv L. Gupta

                         *                                               Director
---------------------------------------------------
                   Rae R. Sedel

                         *                                               Director
---------------------------------------------------
                 Harold A. Wagner

                         *                                               Director
---------------------------------------------------
                   John A. Young

* By

              /s/ MARK T. GREENQUIST
---------------------------------------------------
                Mark T. Greenquist
                 ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
5        Opinion of Cravath, Swaine & Moore as to legality of the
         notes and common stock being registered
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Cravath, Swaine & Moore (contained in Exhibit 5)
24.1     Power of Attorney filed as Exhibit 24.1 to Registration
         Statement No. 333-81632 is hereby incorporated by reference